UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	99-0363559
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value per $0.001 per share	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box: [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box: [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box: [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-249452

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to Be Registered.

The shares of common stock, $0.001 par value per share (the “Common Stock”), of PetVivo Holdings, Inc., a Nevada corporation (the “Company”) were previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2014 (SEC File No. 000-55167). The Company’s Common Stock is currently quoted on the OTC Markets OTCQB electronic quotation system under the symbol “PETV.”

In connection with the listing of the Company’s Common Stock and warrants (“Warrants”) to purchase shares of the Company’s Common Stock on The Nasdaq Stock Market LLC, the Company’s Common Stock and Warrants are hereby being registered pursuant to Section 12(b) of the Exchange Act.

The Company hereby incorporates by reference the description of its Common Stock and Warrants to be registered hereunder, set forth under the heading “Description of Securities” in the Company’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-249452), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on October 13, 2020, as thereafter amended and supplemented.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the United States Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PETVIVO HOLDINGS, INC.

By:	/s/ John Lai
John Lai
Chief Executive Officer

Dated: August 5, 2021

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